Exhibit 99.1
Century Reports First Quarter 2015 Financial Results
CHICAGO, IL -- 04/30/15 -- Century Aluminum Company (NASDAQ: CENX) reported net income of $73.8 million ($0.76 per common share) for the first quarter of 2015. Results include $6.5 million ($0.07 per common share) for an unrealized gain on fair value of contingent consideration related to the acquisition of the remaining 50.3% interest of Mt. Holly and were negatively impacted by $1.6 million ($0.02 per common share) for signing bonuses related to a new labor agreement in Iceland and $1.0 million ($0.01 per common share) related to the separation of a former senior executive.
Sales for the first quarter of 2015 were $587.9 million compared with $420.8 million for the first quarter of 2014. Shipments of primary aluminum for the first quarter of 2015 were 245,258 tonnes compared with 206,785 tonnes shipped in the first quarter of 2014.
For the first quarter of 2014, Century reported a net loss of 20.1 million ($0.23 per common share). Cost of sales for the quarter included a benefit of $5.5 million related to deferred power contract liability amortization. Results were negatively impacted by a $3.1 million charge for increased legal reserves.
Net cash provided by operating activities in the first quarter of 2015 was $116.3 million as compared to a net use of cash of $10.7 million in the first quarter of 2014.  During the first quarter of 2015, Century increased its share repurchase program authorization to $130 million and acquired 1.2 million shares of common stock for a total cost of $19.4 million.
"Our markets continue to be buffeted by several volatile forces," commented Michael Bless, President and CEO.  "From a global macro perspective, a strong dollar pressures commodities and is especially punitive on U.S. producers.  Specific to our sector, the trend in fundamentals remains generally positive.  U.S. demand is strong and we see signs of growth, albeit from a low base, in Europe.  In addition, supply outside of China remains well under control; there is a dearth of new projects and of any significant potential restarts.  The wild card continues to be China.  We are closely monitoring an improving smelting cost base, weakening domestic demand and a recent small relaxation in the export tariff regime.  While the latter is on its face troubling, we do not see tangible harm unless further actions would be taken.  We will continue to run the company on a reasonably cautious basis in light of fast changing market conditions."
Bless continued, "We are pleased with the company's performance during the quarter.  Safety results were generally good. Management at Hawesville have done a very good job returning the plant to stability after the power modulations we endured last year.  Operating metrics were favorable across the plants, and cash flow was strong.  We reached a five year labor agreement with our unions at Grundartangi.  Market power prices in the U.S. Midwest and Southeast remain attractive. In South Carolina, we have made progress toward structuring a post-2015 power contract that will support the operations of this excellent plant.  Significant issues remain to be solved, but we are cautiously optimistic that a solution should be achievable."

"During the next several months we will cross milestones in several critical areas," concluded Bless.  "We will reach, one way or another, the conclusion of the post-2015 power discussions in South Carolina.  The same comment applies with regard to a power contract to enable the restart of Ravenswood; we should soon be in a position to finalize an acceptable structure or regrettably to conclude that such an outcome is not feasible.  We remain steadfast in our determination to reopen this plant.  We also hope to find a rational solution to the labor situation at Hawesville."

About Century Aluminum
Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Chicago, IL. Visit www.centuryaluminum.com for more information.
Certified Advisors for the First North market of the OMX Nordic Exchange Iceland hf. for Global Depositary Receipts in Iceland:
Atli B. Gudmundsson, Senior Manager -- Corporate Finance, Landsbankinn hf.
Steingrimur Helgason, Director -- Corporate Finance, Landsbankinn hf.
Cautionary Statement
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements about future events and are based on our current expectations. These forward-looking statements may be identified by the words “believe,” “expect,” “hope,” “target,” “anticipate,” “intend,” “plan,” “seek,” “estimate,” “potential,” “project,” “scheduled,” “forecast” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” or “may.” Our forward-looking statements include, without limitation, statements with respect to: future global and local financial and economic conditions; our assessment of the aluminum market and aluminum prices (including premiums); our assessment of power pricing and our ability to successfully obtain and/or implement long-term competitive power arrangements for our operations and projects, including at Mt. Holly and Ravenswood; negotiations with labor unions and our ability to successfully reach an agreement with the labor union representing our Hawesville employees; our plans and expectations with respect to restarting operations at our Ravenswood smelter; the future financial and operating performance of the Company, its subsidiaries and its projects; future earnings, operating results and liquidity; future inventory, production, sales, cash costs and capital expenditures; our business objectives, strategies and initiatives, the growth of our business (including with respect to production and production capacity); and our competitive position and prospects.
Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K, quarterly reports on Form 10-Q and in other filings made with the Securities and Exchange Commission. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that could cause results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, the reader is cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts

Kenny Barkley (media)	270-577-2070
Peter Trpkovski (investors)	312-696-3112

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)
	Three months ended March 31,
	2015	2014
NET SALES:
Related parties	$575,729	$285,583
Third-party customers	12,182	135,264
Total net sales	587,911	420,847
Cost of goods sold	493,816	422,605
Gross profit (loss)	94,095	(1,758)
Other operating expense – net	2,079	2,414
Selling, general and administrative expenses	11,971	10,062
Operating income (loss)	80,045	(14,234)
Interest expense	(5,551)	(5,477)
Interest income	142	140
Net gain (loss) on forward and derivative contracts	353	(879)
Unrealized gain on fair value of contingent consideration	6,527	—
Other income (expense) – net	1,054	(253)
Income (loss) before income taxes and equity in earnings (losses) of joint ventures	82,570	(20,703)
Income tax benefit (expense)	(9,301)	1,094
Income (loss) before equity in earnings (losses) of joint ventures	73,269	(19,609)
Equity in earnings (losses) of joint ventures	510	(495)
Net income (loss)	$73,779	$(20,104)

Net income (loss) allocated to common stockholders	$67,813	$(20,104)
EARNINGS (LOSS) PER COMMON SHARE:
Basic and Diluted	$0.76	$(0.23)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	88,814	88,717
Diluted	89,369	88,717

CENTURY ALUMINUM COMPANY
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)
(Unaudited)
	March 31, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$226,431	$163,242
Restricted cash	21,813	801
Accounts receivable — net	3,464	76,165
Due from affiliates	85,062	31,503
Inventories	297,814	283,480
Prepaid and other current assets	23,809	29,768
Deferred taxes	14,281	14,281
Total current assets	672,674	599,240
Property, plant and equipment — net	1,285,845	1,291,218
Other assets	124,529	123,577
TOTAL	$2,083,048	$2,014,035
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Accounts payable, trade	$140,093	$151,443
Due to affiliates	50,033	22,261
Accrued and other current liabilities	107,374	104,646
Accrued employee benefits costs	10,058	10,159
Industrial revenue bonds	7,815	7,815
Total current liabilities	315,373	296,324
Senior notes payable	246,983	246,888
Accrued pension benefits costs — less current portion	57,722	59,906
Accrued postretirement benefits costs — less current portion	153,586	152,894
Other liabilities	47,990	53,272
Deferred taxes	122,447	113,604
Total noncurrent liabilities	628,728	626,564

SHAREHOLDERS’ EQUITY:
Series A Preferred stock (one cent par value, 5,000,000 shares authorized; 160,000 issued and 78,061 outstanding at March 31, 2015; 160,000 issued and 78,141 outstanding at December 31, 2014)	1	1
Common stock (one cent par value, 195,000,000 shares authorized; 93,869,878 issued and 87,883,357 outstanding at March 31, 2015; 93,851,103 issued and 89,064,582 outstanding at December 31, 2014)	939	939
Additional paid-in capital	2,510,665	2,510,261
Treasury stock, at cost	(76,385)	(49,924)
Accumulated other comprehensive loss	(117,604)	(117,682)
Accumulated deficit	(1,178,669)	(1,252,448)
Total shareholders’ equity	1,138,947	1,091,147
TOTAL	$2,083,048	$2,014,035

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)
	Three months ended March 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$73,779	$(20,104)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Unrealized gain on fair value of contingent consideration	(6,527)	—
Unrealized gain on E.ON contingent obligation	(353)	(353)
Accrued and other plant curtailment costs — net	1,077	1,092
Lower of cost or market inventory adjustment	—	(1,107)
Depreciation	18,131	17,768
Sebree power contract amortization	—	(5,534)
Debt discount amortization	95	88
Pension and other postretirement benefits	(984)	2,613
Deferred income taxes	8,851	512
Stock-based compensation	405	198
Equity in (earnings) losses of joint ventures, net of dividends	(510)	495
Change in operating assets and liabilities:
Accounts receivable — net	72,702	10,566
Due from affiliates	(53,559)	(12,545)
Inventories	(14,335)	(11,377)
Prepaid and other current assets	5,960	(2,958)
Accounts payable, trade	(18,508)	(3,825)
Due to affiliates	27,773	20,798
Accrued and other current liabilities	2,874	(6,620)
Other — net	(604)	(448)
Net cash provided by (used in) operating activities	116,267	(10,741)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(10,960)	(9,700)
Nordural expansion — Helguvik	(73)	(93)
Purchase of carbon anode assets and improvements	(1,594)	(5,724)
Restricted and other cash deposits	(21,012)	665
Net cash used in investing activities	(33,639)	(14,852)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	455	18,870
Repayments under revolving credit facilities	(455)	(24,870)
Repurchase of common stock	(19,439)	—
Issuance of common stock	—	3
Net cash used in financing activities	(19,439)	(5,997)
CHANGE IN CASH AND CASH EQUIVALENTS	63,189	(31,590)
Cash and cash equivalents, beginning of period	163,242	84,088
Cash and cash equivalents, end of period	$226,431	$52,498

CENTURY ALUMINUM COMPANY
SELECTED OPERATING DATA
(Unaudited)

SHIPMENTS - PRIMARY ALUMINUM

	Direct (1)				Toll
	United States		Iceland		Iceland
	Tonnes	Sales $ (000)	Tonnes	Sales $ (000)	Tonnes	Sales $ (000)
2015
1st Quarter	169,306	$421,141	45,967	$112,662	29,985	$46,617
2014
1st Quarter	136,532	$296,889	36,764	$74,370	33,489	$47,185

(1)	Excludes scrap aluminum sales.